UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 26, 2011

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of Rosetta Stone Inc. (the “Company”) was held on May 26, 2011 (the “Annual Meeting”).  The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

1.               Election of Class II Directors:  Our stockholders re-elected the following Class II directors to each serve three-year terms expiring on the date of the 2014 annual meeting of stockholders or until his or her successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Laurence Franklin	14,891,825	140,313	4,545,038
Laura L. Witt	14,573,061	459,077	4,545,038
Theodore J. Leonsis	14,793,359	238,779	4,545,038

2.               Ratification of Appointment of Independent Registered Public Accounting Firm:  Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010.

Votes For	Against	Abstain	Broker Non-Votes

19,438,147	106,987	32,042	0

3.               Approval on the Amendment to the 2009 Omnibus Incentive Plan.  Our stockholders approved the amendment to our 2009 Omnibus Incentive Plan.

Votes For	Against	Abstain	Broker Non-Votes

14,123,640	884,221	24,277	4,545,038

4.               Advisory Vote on Executive Compensation (Say on Pay): Our stockholders approved the compensation paid to our named executive officers.

Votes For	Against	Abstain	Broker Non-Votes

14,140,922	865,521	25,695	4,545,038

5.               Advisory Vote on the Frequency of Say on Pay Vote:  Our stockholders approved “annual” as the frequency of future non-binding advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

14,810,693	19,108	179,281	23,056	4,545,038

In accordance with the recommendation of our Board of Directors as set forth in the 2011 Proxy Statement, and based on the voting results for this proposal, our Board of Directors determined that an advisory vote to approve the compensation of our named executive officers will be conducted on an annual basis.  Our Board of Directors will reevaluate this determination after the next stockholder advisory vote on this matter is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011

	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	General Counsel and Secretary